UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)  Dismissal of Independent Registered Public Accounting Firm

Lurie, LLP(“Lurie”) has been AxoGen, Inc.’s (the “Company”) auditing firm for many years.  Their services have been greatly appreciated and they supported the Company through a period of significant growth.  The Company recently decided to conduct a request for proposal (“RFP”) for the audit of the Company’s Financial Statements for the year ended December 31, 2018 to evaluate the services of larger firms compared to Lurie.  Multiple auditing firms participated in the RFP process.  After review of the final RFP candidates and Lurie, based on the proposal of Deloitte & Touche LLP (“Deloitte”), and determining that the current size and expected growth of the Company can benefit from an auditing firm with a national and international presence, the Committee decided that Deloitte was the appropriate audit firm for the Company moving forward.

On March 9, 2018, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company took the required actions to dismiss Lurie as the Company’s independent registered public accounting firm and provided Lurie with notice of such dismissal.

The audit reports of Lurie on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and during the subsequent interim period through March 9, 2018, (i) there were no disagreements with Lurie on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Lurie’s satisfaction, would have caused Lurie to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company's internal control over financial reporting related to the Company's maintenance of effective controls over certain non-routine and routine transactions. Specifically, material weaknesses relating to the design and operation of key controls around the use of judgment and calculations of significant estimates, as well as quarterly cycle count procedures related to consigned inventories, identified in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Management's Annual Report on Internal Control Over Financial Reporting included in Item 9A of Form 10-K for the year ended December 31, 2017, states that such material weaknesses were remediated in 2017.

The Company provided Lurie with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company requested that Lurie furnish it with a letter addressed to the SEC stating whether Lurie agrees with the statements made by the Company regarding Lurie in this Report and, if not, stating the respects in which it does not agree. A copy of Lurie’s letter dated March 12, 2018 to the SEC, stating that it agrees with the statements made in this Report, is filed as Exhibit 16.1 to this Report.

(b)  Engagement of Independent Registered Public Accounting Firm

On March 12, 2018, the Company engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, which engagement was approved by the Audit Committee.

During the Company’s three most recent fiscal years ended December 31, 2017, 2016 and 2015, and during the subsequent interim period through March 9, 2018, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
16.1	Letter from Lurie, LLP, dated March 13, 2018 to the Securities and Exchange Commission

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Lurie, LLP, dated March 13, 2018 to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: March 13, 2018	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel & Senior VP of Business Development